AMENDMENT NO. 2
                                       TO
                                CREDIT AGREEMENT

                  AMENDMENT NO. 2 TO CREDIT AGREEMENT ("Amendment") dated as of March 27, 1998, among FINISHMASTER, INC., an Indiana corporation (the "Borrower"), the institutions listed on the signature pages hereof as Lenders (the "Lenders"), and NBD BANK, N.A. in its capacity as contractual representative for itself and the other Lenders (the "Agent") under that certain Credit Agreement dated as of November 19, 1997 by and among the Borrower, the Lenders and the Agent, as amended by Amendment No. 1 thereto dated as of December 10, 1997 (the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                  WHEREAS, the Borrower, the Lenders and the Agent have entered the Credit Agreement; and

                  WHEREAS, Borrower, the Lenders and the Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

                  NOW,  THEREFORE,  in  consideration  of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent agree as follows:

                  1. Amendment to the Credit Agreement. Effective as of the date first above written and subject to the execution of this Amendment by the parties hereto and the satisfaction of the conditions precedent set forth in
Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

                  (a) Section 1.1 of the Credit Agreement is amended to add the following defined terms:

                  "Supplemental Subordinated Debt" means amounts outstanding and issued from time to time, in an amount not to exceed $10,000,000, pursuant to that Certain Credit Agreement between the Borrower and LDI, Ltd. dated as of March __, 1998 and subject to the terms of the Supplemental Subordination Agreement.

                  "Supplemental Subordination Agreement" means that certain Agreement between LDI, Ltd. and the Agent on behalf of the Lenders with respect to the Supplemental Subordinated Debt.

                  (b) Section 2.5(B)(i)(d)(II) is amended to add the words "and any Supplemental Subordinated Debt owed to LDI, Ltd." after the words "Closing Date".



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                  (c) Section  7.3(A)(ii)  is amended in its entirety to read as follows:

                           (ii) the Subordinated Notes, the Supplemental Subordinated Debt and any Permitted Refinancing Indebtedness, provided, however, that with respect to Subordinated Notes issued pursuant to the High Yield Note Agreement, the amount thereof may exceed the sum of (i) the principal amount of the Subordinated Notes issued to LDI, Ltd. as of the Closing Date plus (ii) the Supplemental Subordinated Debt, but such Subordinated Notes issued pursuant to the High Yield Note Agreement must (a) have a Weighted Average Life to Maturity that is equal to or greater than the aggregate Weighted Average Life to Maturity of the Subordinated Notes issued to LDI, Ltd. as of the Closing Date and (b) must contain terms, including, without limitation, terms with respect to amount, maturity, amortization, interest rate, premiums, fees, redemption, covenants, subordination terms, events of default and remedies that are reasonably satisfactory to the Required Lenders;

                  (d) Section 7.3(F) is amended to add the words "and as permitted pursuant to Section 7.3(Q)." after the last word of the section.

                  (e)      The following new Section 7.3(Q) is added:

                           (Q) Subordinated Notes and Supplemental  Subordinated
                  Debt. The Borrower shall not amend, supplement or modify the terms of the Subordinated Notes or the Supplemental Subordinated Debt, or make any payment required as a result of any amendment or change thereto. Except as permitted in
                  Section 2.5(B) hereof, Section 3 of the Subordination Agreement as in effect on the date hereof and Section 3 of the Supplemental Subordination Agreement as in effect on the date hereof, the Borrower shall not redeem, purchase, prepay (by setoff or otherwise), defease or repay any principal of, premium, if any, or other amount payable in respect of the Subordinated Notes or the Supplemental Subordinated Debt, provided, however, that, if the Borrower has not executed the High Yield Note Agreement, the Borrower may repay all or a portion of the Supplemental Subordinated Debt, provided that at the time of such repayment no Default or Unmatured Default has occurred and is continuing and LDI, Ltd. agrees that if a Default or Unmatured Default occurs within ninety (90) days after such repayment, LDI, Ltd. will return all amounts it has received from the Borrower with respect to the principal of the Supplemental Subordinated Debt during the preceding ninety
                  (90) days, provided that the Supplemental Subordinated Debt has not been refinanced by Subordinated Notes issued pursuant to the High Yield Note Agreement.

                  (f) Section 7.2(K) is amended to delete the reference to "March 31, 1998" and to substitute therefor "June 30, 1998".

                                                         2

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                  2. Conditions Precedent. This Amendment shall become effective as of the date above written, if, and only if, the Agent has received duly executed originals of this Amendment from the Borrower, the Lenders and the Agent.

                  3.  Representations  and  Warranties  of  the  Borrower.   The
Borrower hereby represents and warrants as follows:

                  (a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

                  (b) Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all representations and warranties made in the Credit Agreement, and to the extent the same are not amended hereby, agrees that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

                  4.  Reference to and Effect on the Credit Agreement.

                  (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) The Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

                  5. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Indiana.

                  6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.


                                                         3

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                  7. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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



                  IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.


                                            FINISHMASTER, INC., as Borrower

                                            By: /s/ Roger Sorokin
                                               --------------------------------
                                               Name:  Roger Sorokin
                                               Title:  Vice President, Finance


                                            NBD BANK, N.A., as Agent

                                            By: /s/ Scott C. Morrison
                                               --------------------------------
                                               Name:  Scott C. Morrison
                                               Title:  Vice President


                                            LENDERS:

                                            NBD BANK, N.A.

                                            By: /s/ Scott C. Morrison
                                               --------------------------------
                                               Name:  Scott C. Morrison
                                               Title:  Vice President


                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION

                                            By: /s/ Michael Healy
                                               --------------------------------
                                               Name:  Michael Healy
                                               Title:  Vice President


                                            HARRIS TRUST AND SAVINGS BANK

                                            By: /s/ Peter Krawchuk
                                               --------------------------------
                                               Name:  Peter Krawchuk
                                               Title:  Vice President




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                                            KEYBANK NATIONAL ASSOCIATION

                                            By: /s/ Frank Jancar
                                               --------------------------------
                                               Name:  Frank Jancar
                                               Title:  Vice President


                                            LASALLE NATIONAL BANK

                                            By: /s/ Gary Jacobson
                                               --------------------------------
                                               Name:  Gary Jacobson
                                               Title: SVP


                                            THE NORTHERN TRUST COMPANY

                                            By: /s/ Candelario Martinez
                                               --------------------------------
                                               Name:  Candelario Martinez
                                               Title: Vice President


                                            PNC BANK, OHIO

                                            By: /s/ David F. Knuth
                                               --------------------------------
                                               Name: David F. Knuth
                                               Title:  Vice President